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                                                                   EXHIBIT 10.13

                                SUPPLY AGREEMENT

     This SUPPLY AGREEMENT is entered into as of the 28th day of January, 1999, by and between MINOLTA CO., LTD., a Japanese corporation having its principal place of business at 3-13,2-Chrome, Azuchi-Machi, Chuo-ku, Osaka 541-8556, JAPAN (hereinafter "MINOLTA"), and T/R SYSTEMS, INC., a Georgia, U.S.A. corporation having its principal place of business at 1300 Oakbrook Drive, Norcross, Georgia, U.S.A. 30093 (hereinafter "T/R").



RECITALS:

     1 T/R has designed and developed, and currently assembles, distributes and sells, a proprietary commercial printing system known as the MICROPRESS(R) PressDirector(TM) ClusterServer(TM), which includes Micropress(R) Release 4.5.

     2 T/R has proprietary skills, know-how, technology, inclusive of trade secrets and other know-how, and patent rights applicable to the product architecture, development, design, assembly, manufacturing, connectivity, production and distribution of the MICROPRESS(R) commercial printing system.

     3 As of March 31, 1998, the parties entered into a Development Agreement (the "Development Agreement") whereby T/R agreed to undertake and fulfill, subject to the terms and conditions thereof, the "Development" as defined therein, and the parties agreed to enter into mutually agreeable terms and conditions for the purchase and related licensing of the "Controller" (as defined in the Development Agreement) and associated products.

     4 The parties intend this Agreement to constitute the agreement contemplated by the terms of the Development Agreement to provide such purchase and licensing so as to permit MINOLTA to complete the assembly of MICROPRESS(R) commercial printing systems, with such products to be distributed and sold by MINOLTA and either marked or identified with trademarks owned, possessed or controlled by MINOLTA, marked or identified with trademarks of a party other than MINOLTA or for "private label" distribution. This method of distribution shall involve the assembly of Systems by MINOLTA.

     5 To accommodate the foregoing agreements, and to effect certain other agreements and undertakings between T/R and MINOLTA, such parties have entered into this Agreement.

          NOW, THEREFORE, the parties hereby agree as follows:



1.   Definitions.

1.1 "Confidential Information" shall mean only the following information including, but not limited to, technical or non-technical data, Know-how, trade secrets, skills and processes, from which MINOLTA or T/R derives economic value by such information not being generally known to, and not being readily ascertainable by proper means, by third parties, disclosed in any of the following method 1)~3):



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T/R - MINOLTA Supply Agreement                        Thursday, January 21, 1999


     1) disclosure in written form which is clearly marked "Confidential" or otherwise marked as such; or
     2) disclosure through tangible object with a notice which is clearly marked "Confidential" or otherwise marked as such; or
     3) oral disclosure; provided, however, the disclosing party shall identify so at the time of disclosure and send to the receiving party, within thirty (30) days after such disclosure, documents clearly marked "Confidential" or otherwise marked as such and referring to the date and place of disclosure and describing such information to be deemed as Confidential Information.

     Only the information which meets all conditions provided in this Section shall be deemed as Confidential Information and other information shall not be deemed as Confidential Information in any case. Moreover, the following information shall not be deemed as Confidential Information and the Receiving Party shall have no obligation with respect to such information:

          (a) information which becomes available to the public or to industry without fault of the receiving party; or
          (b) information which is already available to the public or to industry at the time of disclosure; or
          (c) information which is already in the possession of the receiving party at the time of disclosure; or
          (d) information which is subsequently rightfully received by the receiving party from a third party without notice of restriction on further disclosure; or
          (e) information which is demonstrated to have been developed by an employee of the receiving party independently of and without reference to Confidential Information; or
          (f) information which is disclosed to the third party by the disclosing party without similar restriction on such third party.

1.2 "Customer" means any Person that acquires Systems from MINOLTA for its own use or for sale, lease or other disposition.

1.3  "Deliverables" has the meaning set forth in Section 2 hereof.

1.4 "End User" means a Person that acquires a System directly from MINOLTA or indirectly from a Customer of MINOLTA, and uses the System for any purpose.

1.5 "Know-how" means knowledge, information, inventions (other than those embodied in the patent rights), trade secrets and systems used in the design, development, manufacture, assembly, servicing or testing of the MICROPRESS(R) commercial printing system.

1.6 "License" means the license granted by T/R to MINOLTA pursuant to this Agreement.

1.7 "Licensed Intellectual Property Rights" means the Know-how, patent rights and similar intellectual property owned by T/R and used in the design, development, manufacture, assembly, servicing or testing of the System or any portion thereof.

1.8  "MINOLTA Orders" has the meaning set forth in Section 5 hereof.

1.9 "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government, governmental agency or any other entity.

1.10 "Subsidiary" means a corporation or other entity of which more than 50% of the shares of the outstanding stock (representing the right to vote for the election of directors or other managing authority) are now or hereafter owned or controlled, directly or indirectly, by a party hereto, but such corporation or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

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T/R - MINOLTA Supply Agreement                        Thursday, January 21, 1999


1.11 "System" means the MicroPress(R) commercial printing systems to be assembled by or for MINOLTA and incorporating the Deliverables, and known generally as the "Minolta 62 ppm Monochrome Copier/Printer OEM Micropress(R) Version", "Minolta Color Copier/Printer Micropress(R) Version," or as used herein as context may require, any portion thereof.

1.12 "Technical Assistance" means the technical assistance to be provided by T/R to MINOLTA as provided in Section 8 hereof.

1.13 "Territory" shall mean the entire world.

2. Completion of Development. After completion of the "Development" (as defined in the Development Agreement), and the completion of acceptance testing (as described in the Development Agreement as the "Acceptance") in respect of the Controller (as defined in the Development Agreement), the parties shall commence, pursuant to the terms and conditions of this Agreement, the purchase and sale (and related licensing) of equipment and software comprising the Controller and related software and other related technology and communications hardware, more particularly described below and specified in Attachment C or D (and which items are defined herein as the "Deliverables"):

          (a) The MICROPRESS(R) PressDirector ClusterServers, constituting (and including) the Controller developed pursuant to the Development Agreement;

          (b) Technology and Software Packages, which shall include the software in executable code and other technology, employing the Licensed Intellectual Property Rights, and providing the software and related technology principally required for operation of the Systems to be distributed by MINOLTA pursuant to this Agreement; and

          (c) Printlinks communication hardware used in and constituting a part of the Systems consisting of boards including print adaptors and host adaptors.

2.2 Engineering changes shall be made in accordance with the procedure specified in Attachment E attached hereto.

3. Purchase and Sale. During the term of this Agreement, and pursuant to the terms and conditions hereof, T/R agrees to sell (and license as indicated in Section 4 hereof), and MINOLTA agrees to purchase (and obtain a license as provided for in Section 4 hereof in respect of) the Deliverables, in the quantities and at the prices, and on the other terms provided for herein. MINOLTA shall have the exclusive sales right in respect of those Deliverables indicated as "Exclusive" on Attachment C, however nothing contained herein will provide MINOLTA with any exclusive rights to similar devices which do not include any proprietary and/or intellectual property rights resulting from Development (as defined in the Development Agreement). Coincident with the execution and delivery of this Agreement, MINOLTA shall provide to T/R its first purchase order for the purchase of Deliverables, in conformance with the terms of Section 5 hereof.

4.   License.

4.1 Grant. Subject to the terms and conditions hereof, T/R hereby grants to MINOLTA and MINOLTA hereby accepts from T/R a license entitling MINOLTA during the term of this Agreement to use the Licensed Intellectual Property Rights to complete the assembly of the Systems and to distribute, sell or lease the Systems to Customers for use by End Users located in the Territory.

4.2 No Sublicenses. This Agreement does not grant, license or permit (either expressly or by implication) MINOLTA to transfer, assign, sell, give, license, sub-license, or in any way permit the use of the Licensed Intellectual Property Rights, by or to any Person, other than (i) any of its Subsidiaries for the sole purpose of assembling the Systems, or any components or subassemblies thereof; or (ii) any other


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T/R - MINOLTA Supply Agreement                        Thursday, January 21, 1999


     third party under MINOLTA's supervision or by parties deemed qualified by MINOLTA and under MINOLTA's authorization for the sole purpose of assembling the Systems or any components or subassemblies thereof, for supply only to MINOLTA. If MINOLTA becomes aware, or gains reasonable suspicion, of the unauthorized use or exercise of the Licensed Intellectual Property Rights by any Person, then MINOLTA shall forthwith notify T/R in writing and cooperate with T/R, and at T/R's discretion, to abate or terminate such unauthorized use or actions.

4.3 No Other Licenses. No license or right is granted under this Agreement by T/R to MINOLTA by implication, estoppel or otherwise, except as expressly set forth in this Agreement and MINOLTA may not use the corporate names, trademarks, trade names, service marks, or logos of T/R without the prior written consent of T/R.

4.4 Labeling. MINOLTA shall apply to the Systems assembled for sale by or for MINOLTA to Customers a statement reasonably located and sized, identifying the fact that the Systems are assembled under license from T/R and, as applicable, are subject to patents or patents pending, and which shall identify by number any issued patents which are part of the Patent Rights. Such statement, and its proposed location and size, shall be submitted to T/R by MINOLTA in advance of its use for pre-approval by T/R, which approval may not be unreasonably withheld.

4.5 Limitation on Use. MINOLTA shall not use the Licensed Intellectual Property Rights or any other T/R technology, for any purpose or purposes other than those expressly permitted under the License.

5.   Orders.

5.1 By the twentieth (20th) of each month, MINOLTA shall submit written purchase orders (hereinafter "Order") to T/R in respect of the Deliverables to be delivered to MINOLTA in the second (2nd) month following the ordering month. All orders shall specify the quantities and descriptions of the Deliverables, and requested delivery dates and shipping instructions. On submitting Order, MINOLTA shall provide T/R with a forecast ("Forecast") of quantities of Deliverables to be delivered to MINOLTA in each of the next succeeding three (3) months. The quantity of Deliverables in Forecast for delivery of; (i) the first (1st) month thereof may be increased or decreased by not more than * percent (*%) when rolling into the Order,
     (ii) the second (2nd) month thereof may be increased or decreased by not more than * percent (*%) when rolling into next Forecast. The quantity of Deliverables in Forecast for delivery of the third (3rd) month thereof is non-binding.

5.2 Subject to supply therefore, and conformance of the purchase orders with forms approved therefor from time to time by T/R, T/R shall accept any such purchase order which is not in contravention of the terms of this Agreement. Unless T/R gives a notice of any objection to the Order within ten (10) days after receipt thereof, such Order shall be deemed to have been accepted by T/R.

5.3 T/R shall make available to MINOLTA the spare parts or equivalent replacements during the term of this Agreement and for a minimum of seven years from the earlier of the date of termination of this Agreement, the date of discontinuance of the item or the Deliverables or from delivery of the last unit of equipment hereunder. The order procedures for "Spare Parts" are subject to the Spare Parts ordering policies contained in Attachment A.

5.4 The terms and conditions of this Agreement shall apply to all MINOLTA's Orders submitted to T/R and supersede any different or additional terms contained on MINOLTA's Orders. MINOLTA's Orders and T/R's acceptance shall constitute an individual contract between MINOLTA and T/R under this Agreement.

6. Shipment and Delivery. The Deliverables shall include, as appropriate, certain documentation related thereto prepared by or for T/R. The Deliverables shall be delivered by the twentieth (20th) of each month according to Order and on the following conditions.



* Confidential information has been omitted and filed separately with the Commission.

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T/R MINOLTA Supply Agreement                         Thursday, January 21, 1999

     (a) All Shipments of the Deliverables shall be made by Ex Works T/R's facility at Norcross in Georgia, U.S., according to Incoterms 1990 conditions, if such Deliverables are shipped to the destinations in U.S. as specified in the respective Order.
     (b) All Shipments of the Deliverables shall be made by F.C.A. nearest seaport or airport from Norcross, Georgia, U.S. according to Incoterms 1990 conditions, if such Deliverables are shipped to the destinations in the other countries except for U.S. as specified in the respective Order.

Title of the Deliverables shall pass from T/R to MINOLTA at delivery point set forth in above (a) and (b), with respect to hardware, media and other items included within the Deliverables which do not constitute nor comprise Licensed Intellectual Property Rights.

7.  Price.


7.1 Provided MINOLTA complies with all the terms and conditions of this Agreement, during the initial three (3)-year term of this Agreement T/R agrees to invoice in respect of the sums due for Deliverables at the prices and terms of the Price List contained on Attachment B. No later than one hundred twenty (120) days prior to the commencement of any one (1)-year renewal term, MINOLTA and T/R may reconsider the prices and terms to be applicable during such succeeding renewal term by mutual agreement.


7.2 Price to MINOLTA does not include sales, value added or similar taxes of any nature. MINOLTA shall pay applicable taxes based on MINOLTA's net price as invoiced by T/R or supply appropriate tax exemption certificates in a form satisfactory to T/R.

7.3 T/R and MINOLTA will meet quarterly at mutually agreed times and locations to review Attachment B and business activity in the territory, marketing plans, product plans and pricing strategies.

8.  Technical Assistance.

8.1 To effectuate the purposes of this Agreement, upon the reasonable request by MINOLTA and subject to the terms and conditions of the License, T/R, employing the Licensed Intellectual Property Rights, shall consult with and provide technical assistance to MINOLTA with respect to (i) the design and operation of the Systems, inclusive of the selection and design of print engine therefor; (ii) MINOLTA's assembling of the Systems for mass production; (iii) MINOLTA's initiation of assembling for commercial production of the Systems; (iv) MINOLTA's outsourcing plans and operations;
     (v) MINOLTA's current and future device connectivity to the System; and
     (vi) matters related to the above (hereinafter "Technical Assistance"). In addition to Technical Assistance, T/R shall provide standard training for MINOLTA personnel, upon the reasonable request of MINOLTA. Upon receiving MINOLTA's request, T/R shall provide MINOLTA with written estimates of fees (including T/R's personnel's travel and living expense) for the requested Technical Assistance within three (3) days. T/R shall launch on Technical Assistance, after obtaining MINOLTA's written requests based on above estimates for it. Each of T/R and MINOLTA will appoint a personnel in charge of technical liaison to interact and support the technical interface between T/R and MINOLTA.

8.2 T/R agrees to provide MINOLTA (including MINOLTA's Subsidiary) with sales and service training at T/R Systems training centers in the U.S. and Europe at no charge on a seats available basis for regularly scheduled training classes. T/R and MINOLTA shall negotiate and decide the other terms and conditions for such sales and service training.

9.  Payments.

9.1 Payment of Consideration. As for the Deliverables delivered to MINOLTA from T/R, T/R shall issue invoices for such Deliverables to MINOLTA promptly. After receiving such invoices, MINOLTA

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T/R MINOLTA Supply Agreement                         Thursday, January 21, 1999

          shall make payment for such Deliverables by the * of the invoice date. Unless otherwise agreed by T/R in writing, all payments by MINOLTA shall be remitted in immediately available U.S. Dollars by wire transfer per T/R's instructions, and confirmation of each payment shall be made by MINOLTA to T/R by facsimile or telegraphic means to T/R's principal place of business. A late payment charge of one and one-half percent (1.5%) per month shall be charged upon unpaid balances due for more than thirty (30) days. All pricing and fees under this Agreement are exclusive of taxes. Except for taxes based on T/R's net income, MINOLTA shall pay any national, federal, state, county, local or other governmental taxes, fees or duties now or hereafter imposed on the licensing, export, use or possession of the Licensed Intellectual Property Rights and the Deliverables or any other transaction contemplated by this Agreement, as well as any penalties or interest thereon. Notwithstanding anything in this Agreement to the contrary, if, under any applicable law, MINOLTA is required to withhold tax or any other amount from any payment to T/R, the amount due to T/R shall be increased to the amount T/R would have received if no withholding had been required.

     9.2. Consulting, Training Compensation. As compensation for the consulting and training required to be provided as Technical Assistance pursuant to Section 8 hereof, MINOLTA shall compensate T/R at T/R's standard rates as in effect from time to time for consulting, and at T/R's standard rates as in effect from time to time for training. In addition, MINOLTA shall reimburse (or advance if requested) T/R's travel and living expenses incurred in connection with such consulting and training. T/R's standard per diem rates are subject to change from time to time by T/R. T/R's per diem rates as of the date of this Agreement are as follows: Training $1,000, Engineer $1,500, Senior Engineer $1,750, Managing Engineer $2,000 and Chief Technology Officer $2,500.

     10.  Minimum Purchases.

     10.1 MINOLTA's minimum amounts of purchases shall be as follows.

          (a) The first one year (from January 1, 1999 to December 31, 1999 (both inclusive)): * U.S. dollar (*U.S.$) of
               Deliverables designated by Attachment B.

          (b) The second one year (from January 1, 2000 to December 31, 2000 (both inclusive)): * U.S. dollar (*U.S.$) of
               Deliverables designated by Attachment B.

          (c) The third one year (from January 1, 2001 to December 31, 2001 (both inclusive)): * U.S. dollar (*U.S.$) of
               Deliverables designated by Attachment B.

     In addition, MINOLTA shall make efforts to purchase * U.S. dollar (*U.S.$) of Deliverables as yearly purchase for second and third year.

     10.2 MINOLTA may include the following payments paid to T/R in above minimum amount.

          (a)  the Maintenance Charge and Major Release Fee as described in
               Section 11

          (b) purchase account of any hardware and/or software for MINOLTA'S products Di520, CF911P, Di620P, CF910 or CF900 from T/R

     10.3 As for any year, if the minimum purchase level is not met due to the failure of T/R to deliver within such year Deliverables in accordance with the delivery terms and conditions of this Agreement and of accepted Orders, then MINOLTA'S minimum purchase responsibility for such year as set forth herein above shall be reduced by the aggregate purchase price of such Deliverables not timely delivered within such year.

     10.4 In order that MINOLTA may fulfill this Section 10, T/R shall liable to keep high performance of System and to ensure it remains competitive in the market of print on demand system by appropriate version up of software in System.


                                       6

* Confidential information has been omitted and filed separately with the Commission.

T/R MINOLTA Supply Agreement                         Thursday, January 21, 1999

11. Maintenance. T/R will provide MINOLTA with software bug fixes, major software releases and telephone support for a quarterly maintenance charge (hereinafter "Maintenance Charge"), and the payment of $* per major release (hereinafter "Major Release Fee"). The quarterly Maintenance Charge is payable on the 15th day of January, April, July and October in respect of the calendar quarter ending December 31, March 31, June 30 and September 30, respectively, and shall equal * percent (*%) of the purchase price amounts paid or payable in respect of Deliverables ordered during such calendar quarter. Upon issuance of each major release by T/R, upon invoice therefor, MINOLTA will pay T/R Major Release Fee. Provided, in case that T/R issues a major release in the first one year of this Agreement, T/R shall provide such major release to MINOLTA free of a Major Release Fee charge. T/R shall take all customary commercial efforts to update its software to operate in conjunction with industry-utilized operating systems, and to remain competitive in all material respects as to principal functions and performance standards.

12.  Ownership and Proprietary Rights.

12.1 Ownership. T/R represents that it has all rights in and to copyrights, trade secrets, patent rights and other intellectual property rights associated with the Licensed Intellectual Property Rights and the Deliverables as are necessary to license the Licensed Intellectual Property Rights and license and/or sell the Deliverables, as the case may be, under and pursuant to this Agreement.

12.2 Proprietary Rights. MINOLTA and T/R acknowledges that the Confidential Information constitute valuable trade secrets and confidential information of each other. MINOLTA and T/R shall not use or disclose the other party's Confidential Information, except as expressly permitted by this Agreement. Ownership of all applicable copyrights, trade secrets, patents and other intellectual property rights in the Licensed Intellectual Property Rights and the Deliverables shall remain vested in T/R. Title to all Licensed Intellectual Property Rights shall remain with T/R. MINOLTA shall not remove T/R's copyright notices, restricted rights legends or any other notices from the Deliverables and such notices shall appear on all tapes, diskettes and other tangible media distributed by MINOLTA containing the Licensed Intellectual Property Rights or constituting the Deliverables.

12.3 Unauthorized Use or Copying. Except as expressly permitted hereunder, MINOLTA shall not copy, modify or reproduce the Deliverables in any way, nor shall it permit third parties to do so. MINOLTA shall fully cooperate with T/R in any action relating to enforcement of T/R's proprietary rights.

12.4 End User License. MINOLTA shall only distribute the Deliverables to Customers for delivery to End Users. MINOLTA shall distribute the Deliverables after obtaining the written assent of the Customer to cause all End Users to agree, as to the software and other proprietary technology included in the Deliverables, to the terms of a standard T/R Software License, and a form of which shall be supplied to MINOLTA by T/R. MINOLTA shall make no representations or warranties on behalf of T/R. MINOLTA shall make no representations to Customers or End Users or other third parties regarding the Deliverables except as set forth in the applicable documentation therefor provided by T/R. MINOLTA will be responsible for all conversions, translations and localizations necessary for use of the Deliverables by End Users in the various countries included within the Territory.

12.5 Third Party Software. To the extent the software included within the Deliverables constitutes software or other technology rights owned by a third party and licensed to T/R, such software, and its sublicense to MINOLTA by T/R hereunder, is subject to all terms and conditions, including where required, approval rights, of such third party license agreements.

12.6 Security. The software included within the Deliverables will be protected by a security mechanism known as a "dongle". MINOLTA shall distribute the "dongle" supplied by T/R for the software for each System. MINOLTA will ensure that such security mechanisms remain intact and that such software remains secure from unauthorized copying, reverse engineering and reverse compiling and unauthorized distribution.


                                       7


* Confidential information has been omitted and filed separately with the Commission.
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T/R MINOLTA Supply Agreement                         Thursday, January 21, 1999


12.7 Indemnification. MINOLTA and T/R agree to indemnify and hold harmless the other party from and against any claim, injury, loss or expense, including attorneys' fees, arising out of (a) the failure of MINOLTA or T/R to comply with the provision of Section 12, (b) any misrepresentations of MINOLTA in connection with T/R or the Deliverables or (c) any other wrongful conduct of MINOLTA or T/R or their agents.

13.  Warranty.

13.1 Limited Warranty. T/R warrants that for a period of * (*) months after delivering Deliverables to MINOLTA, equipment and media constituting the Deliverables delivered from T/R will be of good quality and free from defect in materials and/or workmanship, in all material respects, and will comply with specifications listed in Attachment C or D. MINOLTA will not intend to offer with warranty period for equipment and media constituting the Deliverables with End User more than * (*) months. Upon written notice from MINOLTA of defective media or equipment as to any Deliverable, T/R shall promptly provide MINOLTA with replacement equipment or media. If MINOLTA should discover epidemic failures (same defects occurring from same cause) in at least * percent (*%) of Deliverables delivered within the * (*) months warranty period or * (*) months thereafter, MINOLTA shall notify T/R of occurrence of such failure. After receiving such notification by T/R, T/R shall inspect such failure of Deliverables. As a result the inspection, in case that both parties recognize that such failure is epidemic failure, then in addition to remedies in the preceding Section 13. hereof, T/R shall reimburse all the costs incurred by MINOLTA in rectifying such epidemic failures in respect of Deliverables delivered to MINOLTA within the prior * (*) months, including, but not limited to, the cost for callback of such defective equipment or media from the market.

13.2 Disclaimer of Warranties. EXCEPT FOR THE LIMITED WARRANTY PROVIDED ABOVE IN SECTIONS 13.1, THE DELIVERABLES ARE PROVIDED "AS IS." T/R SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO ANY TERMS OR SERVICES PROVIDED UNDER THIS AGREEMENT.

13.3 Damage Limitations. IN NO EVENT SHALL T/R BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT (EXCLUDING T/R'S LIABILITY SET FORTH IN SECTION 15 AND SECTION 16), INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN THE DELIVERABLES OR, NON-DELIVERY, EVEN IF T/R HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL T/R'S LIABILITY FOR ANY CLAIM ARISING OUT OF THIS AGREMENT (EXCLUDING T/R'S LIABILITY SET FORTH IN SECTION 15 AND
     SECTION 16) EXCEED THE AMOUNT PAID TO T/R BY MINOLTA DURING TWELVE (12) MONTHS PRIOR TO THE DATE OF CLAIM MADE BY MINOLTA. NO CLAIM MAY BE BROUGHT BY MINOLTA UNDER THIS AGREEMENT MORE THAN ONE (1) YEAR AFTER ACCRUAL OF SUCH DAMAGES.

14.  Term and Termination.


14.1 Expiration. This Agreement shall commence on the date set forth above and shall continue for an initial term of three (3) years. Thereafter, this Agreement shall be automatically renewed for additional terms of one (1) year unless either party serves written notice, at least ninety (90) days prior to the expiration of the initial term or any renewal, of its intention not to renew.


14.2 T/R Termination. This Agreement may be terminated by T/R under any of the following conditions:

*Confidential information has been omitted and filed separately with the Commission.


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
T/R MINOLTA Supply Agreement                         Thursday, January 21, 1999

     (a)  if MINOLTA does not pay T/R within sixty (60) days from the due date.

14.3 Termination. This Agreement and/or individual contract thereunder may be terminated by aggrieved party under any of the following conditions:

     (a)  if one of the parties shall be declared insolvent or bankrupt;
     (b) if a petition is filed in any court and not dismissed in ninety (90) days to declare one of the parties bankrupt or for a reorganization under the Bankruptcy Law or any similar statute;
     (c) if a trustee in Bankruptcy or a receiver or similar entity is appointed for one of the parties;
     (d) if MINOLTA or T/R commits a material breach of this Agreement which is not cured by the breaching party within thirty (30) days after written notice of such breach is given by not breaching party.

14.4 Duties Upon Termination. Upon termination, MINOLTA and T/R shall return all Confidential Information (including all copies), that have been supplied by the other party. The following provisions of this Agreement shall survive its termination: Sections 9, 12, 13, 15, 16 and 17. In the event that MINOLTA has any paid-up inventory of the Deliverables as of the date of termination under
Section 14.2 or 14.3, MINOLTA may continue to market and distribute its inventories of the Deliverables, but MINOLTA shall have no right to order or receive any additional copies of the Deliverables.

15.  Indemnification.

15.1 Intellectual Property. T/R shall, at its expense, defend any claim against MINOLTA that the Deliverables infringes a copyright, trade secret or patent right of any third party. T/R shall pay any direct costs and damages attributable to such claim, including, but not limited to damages finally awarded by a court against MINOLTA on such claim. T/R shall have no liability for any such claim as based on use of or anything other than an unaltered release of the Deliverables available from T/R, or based on combination with any other software, data or hardware, if such infringement would have been avoided by the use of unaltered release of the Deliverables available from T/R.

15.2 Cooperation by MINOLTA. T/R shall have no obligations under Section 15.1 of this Agreement unless:

     (a) T/R shall have been promptly notified of the suit or claim by MINOLTA and furnished by MINOLTA with a copy of each communication, notice or other action relating to said claim;
     (b) T/R shall have the right to assume sole authority to conduct the trial or settlement of such claim or any negotiations related thereto at T/R's expense; and
     (c) MINOLTA shall provide reasonable information and assistance requested by T/R in connection with such claim or suit.

16.  Product Liability

16.1 If any product liability accident occurs out of or in relation to Deliverables or Systems, and there is a reasonable suspicion that such accident is caused by defect in Deliverables or Systems due to T/R's responsibility; then T/R shall cooperate to MINOLTA in the investigation of causes and defending on such accident.

16.2 Should any claim or suit be made or filed for damages of product liability accident in relation to Deliverables or Systems as a result of any defect in Deliverables or Systems attributable to T/R's responsibility, T/R shall undertake the sole and complete defense of any such claim or suit at its own expense and responsibility, and indemnify MINOLTA against all such damages and costs suffered or incurred by MINOLTA. T/R shall investigate and study the possibility of recurrence of the product

T/R MINOLTA Supply Agreement                         Thursday, January 21, 1999

     liability accident due to the same cause and report the result of such investigation to MINOLTA; and T/R shall take proper and reasonable measures, at its own expenses and responsibility, to prevent the recurrence if the recurrence is foreseen as a result of the investigation. In the course of defense of claim or suit or measures of prevention of recurrence, T/R shall pay attention not to discredit MINOLTA's name or trust, and shall consult with MINOLTA in determining method of defense or preventive measures, although such defense and preventive methods shall be finally determined by T/R.

16.3 Notwithstanding the foregoing, T/R shall not be liable for any claim suit of product liability which is based on defect or failure caused by; a) any modifications to the Deliverables or Systems or b) documentation prepared made by other party than T/R or c) specifications designated by MINOLTA or
     d) use or combination of Deliverables or Systems with any hardware or software which is not intended or designated by T/R.

17.  General.

17.1 Force Majeure. T/R shall not be liable for any delay or failure in performance under this Agreement resulting directly or indirectly from acts of God, or any causes beyond its reasonable control.

17.2 Jurisdiction and Venue. (1) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without reference to its conflicts of laws provisions. (2) Any disputes, controversies or differences which may arise between both parties, out of, in relation to or in connection with this Agreement, or breach thereof, shall be amicably and promptly settled upon consultation between both parties. (3) In case that the amicable settlement is not reached within thirty (30) days after commencing consultation as provided in the proceeding subparagraph, the dispute controversy or difference shall be settled by arbitration in country in which is located the principle office of the respondent party, in accordance with the Commercial Rules of Arbitration for the International Chamber of Commerce, without being submitted to general court in such country. The award rendered by the arbitrators shall be final and binding upon the parties hereto.

17.3 Entire Agreement. This Agreement, including the Schedules and Attachments attached hereto, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, both oral and written, negotiations, representations, writings and all other communications between the parties. This Agreement may not be released, discharged, or modified except by an instrument in writing signed by the parties.

17.4 Independent Contractors. It is expressly agreed that MINOLTA and T/R are acting hereunder as independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

17.5 Notice. Any notice required to be given by either party to the other shall be deemed given if in writing and actually delivered or if deposited in the United States mail in registered or certified form with return receipt requested, postage paid, addressed to the notified party at the address set forth herein.

17.6 Assignment. This Agreement is not assignable by both parties without obtaining consent of the other party. Provided that, either party may assign this Agreement to any entity that acquires or otherwise succeeds to all or substantially all the business or assets of the assigning party.

17.7 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any part or provision of this Agreement.

17.8 Waiver. No waiver by any party hereto of any breach of any provisions hereof shall constitute a waiver of any other term of this Agreement unless made in writing signed by such party.

T/R MINOLTA Supply Agreement                         Thursday, January 21, 1999

18.  International Matters.

18.1 Export License. T/R shall be responsible for the procurement and renewing of all export or import licenses required under United States or any foreign law for the export or import of the Deliverables or the value added products and shall pay all costs and other expenses in connection with such procurement and renewal.

18.2 Export Assurance. Regardless of any disclosure made by MINOLTA to T/R of any ultimate destination of a Deliverable or any System assembled using same, MINOLTA shall not export or reexport directly or indirectly the Deliverable or any System assembled using same, without first obtaining the required written approval or export license, if any, to do so from the United States Department of Commerce or any other agency of the U.S. Government having jurisdiction over such transaction. MINOLTA hereby assures T/R that it does not intend to nor will it knowingly, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, transmit or ship the Deliverable or any System assembled using same, directly or indirectly, to any country as to which such export is made unlawful as provided in laws or by regulations issued by the U.S. Department of Commerce, or other such regulations as may be adopted from time to time. T/R shall obtain the list of above countries from the Office of Export Administration of the U.S. Department of Commerce and shall provide MINOLTA with such list from time to time.

18.3 Compliance with Local Laws. MINOLTA shall be exclusively responsible at its own expense for compliance with all local laws relating to a Deliverable or any System assembled using same, in the countries in which MINOLTA licenses or markets same.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date set forth above.


T/R SYSTEMS, INC.                         MINOLTA CO., LTD.

By: /s/ Michael E. Kohlsdorf              By: /s/ Yoshikatsu Ota
   ----------------------------------     ------------------------------------
                                              Yoshikatsu Ota
Title: President/CEO                      Title: Executive Director

Date: 1-28-99                             Date: Feb. 19, 1999

T/R-MINOLTA Supply Agreement                          Thursday, January 21, 1999

                                  ATTACHMENT A

                          SPARE PARTS ORDERING POLICIES


As used hereinbelow, "Company" shall mean T/R, and "Reseller" shall mean
MINOLTA.

The policies and procedures which follow are subject to change upon * (*) days written notice.

1.       Service Support

Company shall offer to Reseller spare parts required to service/repair the Deliverables and provide Reseller with a recommended spare parts stocking guide which identifies the proper type of parts to be stocked on an ongoing basis by Reseller. Reseller shall assume full responsibility for stocking spare parts.

2.       Regular Spare Parts Ordering Procedures.

Company shall, from time to time during the term of the Agreement, make available to Reseller its most current list of spare parts for the Deliverables, and the prices then applicable thereto. In the event of manufacturer production or shipping delays, Company shall allocate distribution of such items in a fair, and equitable manner among all customers, even though this may effectively limit delivery of ordered quantities.

         (A)      Placement of Orders

                  Reseller will place regular stocking spare parts orders by formal purchase orders via Reseller's written purchase order form to Company. A separate order must be submitted for each delivery date and the Company part number must be referenced. Additionally, spare parts order's with like delivery dates should be combined into a single order. A hard copy of all Reseller telephone orders must be received by Company within three (3) days of placement. Company will confirm acceptance of such orders within ten (10) days of receipt of Reseller's purchase order.

         (B)      Lead-Time

                  For all parts other than "special parts" orders delivery will generally be made about * (*) days after receipt of order. Special parts orders will require an additional * (*) days due to special handling requirements. Special Parts are those parts subject to regulation such as "COCOM", Textiles or semiconductors.

         (C)      Spare Parts Availability

                  In the event of discontinuance of a spare part, its subsequent unavailability and need, Company and Reseller shall discuss mutually satisfactory solutions which may include provision of commercially available alternative sources.

         (D)      Spare Parts Pricing


                  During the term of this Agreement the prices charged for spare parts will be the same as those offered to Company's other Reseller customers purchasing similar materials in the same or lesser quantities on similar terms and conditions.



         (E)      Monthly Regular Stocking Order (Standard/Special Parts)
Limitations


* Confidential treatment has been omitted and filed separately with the Commission.

T/R-MINOLTA Supply Agreement                          Thursday, January 21, 1999

                  Company reserves the right to limit the maximum number of units of a given part to be shipped to Reseller in any one (1) month.

3.       Emergency Spare Parts Support

         (A)      Placement of Orders

                  Reseller shall place emergency parts orders via Purchase Orders, Telephone or Facsimile. All "Emergency Orders" must be so noted at the time of placement and such a legend must appear on all purchase orders. A separate order referencing the Company's part number must be submitted for each delivery date. Packing slips will bear both Company's and Resellers part numbers if same appears on Reseller's hard copy purchase order.

                  Until further notice, the telephone number for submitting facsimile orders is 770-448-3202. Hard copies of or facsimiles of Resellers telephone Emergency Orders must be received within twenty four (24) hours. Company shall confirm Emergency Orders immediately over telephone if in stock, or if part number is out of stock, Company will advise of estimated time of part number arrival (availability) by facsimile within five (5) working days.

                  It is understood and agreed that emergency parts support will be provided only when Equipment is inoperative at end-user's location and Reseller has maintained a regular stock of spare parts which is exhausted and Reseller has no inventory at hand to effect the repair or has an open order for the spare parts sought on an emergency basis.

                  Company may decline to honor an emergency spare parts order where (I) the Reseller has failed to maintain the inventory levels recommended in the Recommended Stocking List or (ii) Company does not have such spare part in its inventory; provided however, that in such event, company shall advise Reseller within five (5) Days of the estimated date of delivery of such spare part. Separate purchase orders must be issued by Reseller for each shipment destination.

         (B)      Lead-Time

                  Except when a spare part is not in stock, Company will generally ship within * (*) working days of the receipt of an Emergency Order or to meet Reseller's due date whichever is later.

         (C)      Handling and Freight Charges

                  A handling charge equal to * percent (*%) of the regular Reseller price for the part shall be added to any part shipped from stock, except when the part had been previously ordered by Reseller and has not been delivered within the time frames set forth in 2.B above. Reseller shall designate the method of delivery and shall bear the costs hereof.

         (D)      Emergency Order Limitations

                  A daily maximum of * (*) part numbers, each with no more than
* (*) units may be ordered.

4.       Duration of Spare Parts Support

         Company shall make available to Reseller the spare parts and consumables during the term of this Agreement and for a minimum of * (*) years from the earlier of the date of termination to the Agreement, the date of discontinuance of the item or the Deliverable or from delivery of the last unit of equipment hereunder. Thereafter, Company shall give Reseller ninety (90) days prior written notice of discontinuance and the opportunity to purchase a reasonable number of such parts within the said ninety (90) day period.

* Confidential information has been omitted and filed separately with the Commission

T/R-MINOLTA Supply Agreement                          Thursday, January 21, 1999

         Company shall, from time to time, during the term of the Agreement, make available to Reseller its most current list of supplies for the Deliverables and the prices then applicable thereto. In the event of manufacturer production or shipping delays, Company shall allocate distribution of such items in a fair and equitable manner among all other customers, even though this may effectively limit delivery of ordered quantities.

5.       Terms of Payment for Spare Parts and Repairs

         Payment is due * (*) days after bill of lading date.

         ALL SPARE PARTS PRICES FOR COMPANY ARE QUOTED ON A F.O.B. NEAREST U.S. SHIPPING POINT WHERE PARTS ARE THEN AVAILABLE. THEY SHALL BE INVOICED AND PAYABLE IN U.S. DOLLARS.

6.       Service Documentation

         Company will supply Reseller, one set of documentation with the initial delivery of Deliverables. Reseller may purchase reasonable additional quantities of documentation for Reseller's internal use only at company's then prevailing prices. With reasonable lead-time, Company shall deliver to Reseller artwork for reproduce and publish portions of said documentation for incorporation in Reseller's own User Manual and Field Maintenance Manual(s). Such manual(s) of Reseller shall bear a copyright notice of Reseller provided, however, that any copyright interest of Reseller therein shall be subordinate to any existing copyright interest of Company or such other author as Company may designate.


* Confidential information has been omitted and filed separately with the Commission.

Attachment A                    Spare Parts List
                            MicroPress ClusterServer
                           Effective December 1, 1998
                            All prices in US Dollars



Model Code               Description                                Minolta Price
    PSCKx                Printer Cable                              $       *

    ODS2                 Host Adapter, AMCC                         $       *

   RPLCii                Replacement PrintLink Cii                  $       *

   RPL062                Replacement PrintLink 062                  $       *

    RHA                  Replacement Host Adapter                   $       *

300-000178-01            32 X CD-ROM Drive                          $       *

300-000372-00            9.1 GB Hard Drive                          $       *

300-000037-00            3.5" Floppy Drive                          $       *

300-000042-00            17" Color Monitor                          $       *

300-000396-00            Systems Chassis w/400 mhz main board       $       *

300-000394-00            400 mhz Intel Pentium Processor            $       *

300-000392-00            128 mb DIMM                                $       *

300-000440-00            256 mb DIMM                                $       *

300-000397-00            101 Keyboard, PS2                          $       *

300-000398-00            Microsoft Mouse, PS2                       $       *

300-000315-00            SCSI Terminator                            $       *

300-000338-01            Cable, assembly U/W SCSI II                $       *

300-000048-00            Microsoft NT, ver 4.0                      $       *


* Confidential information has been omitted and filed separately with the Commission.

Attachment B Price              T/R Systems, Inc.
                              Minolta Di620 Pricing


Effective Date:  December 14, 1998



                                     Product                              Model Codes      Minolta
                                     -------                              -----------      Price
                                                                                           -----
                                                                                           US $

Base Server & Software
----------------------
Base Server 062                                                           MPBS400            *
Base Software 062 (Includes 062 Enable, One 2-Output Device Support,      BSSW062            *
Impositions and MicroSpool)

Output Enable
-------------
Output Enable Cii                                                         OPENCii            *
Output Enable 062 (included in base software)                             OPEN062            *

Output Device Support
---------------------
2-Output Device Support (One ODS2 included in base software)              ODS2               *

PrintLinks
----------
PrintLink Cii                                                             PLCII              *
PrintLink 062                                                             PLC062             *

Optional Software
-----------------
MicroSpool (required for 2 or more devices)                               MSPOOL             *
Color Tools                                                               CTOOLS             *
Color Tools+                                                              CTOOLS+            *
QuadLevel                                                                 QUAD               *
StochasticFM                                                              STOFM              *
MPTrap                                                                    MPTRAP             *
Imposition (included in base software)                                    IMPOS              *
DocumentMerge                                                             MERGE              *
VariableForms                                                             FORMS              *
Page Numbering                                                            PAGENUM            *
Image Manipulation                                                        IMAGEMAP           *
Job Scripting                                                             SCRIPT             *
Page Annotation                                                           PAGEANNO           *
MicroTicket                                                               MICROTICKET        *
PSM to PDF Utility                                                        PSM-PDF            *
PSM to TIFF Utility                                                       PSM-TIFF           *
MicroTIFF Utility                                                         MICROTIFF          *

Furniture
---------
ClusterServer Console                                                     CSCONSL            *

* Confidential information has been omitted and filed separately with the Commission.

Attachment B Price              T/R Systems, Inc.
                              Minolta Di620 Pricing


Effective Date:  December 14, 1998



     Product                        Model Codes                     Minolta
     -------                        ----------                      Price
                                                                    -----
Upgrades
--------
Upgrade to Dual 400                 UP2NDPROC                         *
9 GB Hard Drive Upgrade             UP9GHD                            *
Upgrade to 512MB                    512UP266/400                      *

* Confidential information has been omitted and filed separately with the Commission.

ATTACHMENT C:
Deliverables

Deliverable                       Item                         Exclusive or Non-        Description
                                                               exclusive
PrintLinks                        Print Link 062               Exclusive                PrintLink 062 includes
Communication                                                                           PrintAdapter board and
Hardware                                                                                chassis

Technology and Software           062 Enable Software          Exclusive                Enables Support for
Packages                                                                                Di620

                                  062 PPDs for Printer         Exclusive                Di620 PrintDrivers for
                                  drivers                                               Mac and Windows
                                                                                        Operating Systems
Attachment D:
Deliverables

Deliverable                       Item                         Exclusive or Non-        Description
                                                               exclusive

MicroPress PressDirector          Computer                     Non-exclusive            A 400 MHz Pentium 2
Cluster Server                                                                          processor with 256 Meg
                                                                                        Ram, 9.1 Gig Hard drive,
                                                                                        Monitor, Floppy, 10/100
                                                                                        Ethernet, NT Server 4.0
                                                                                        with 5 site license

                                  Host Adapter                 Non-exclusive            Dual Port PCI Host
                                                                                        Adapter

                                  Video Cable                  Non-exclusive            8 Meter Cable to connect
                                                                                        Host Adapter to Print
                                                                                        Adapter (Print Link)

Technology and Software           Base Software                Non-exclusive            RIP, PSM, ODS2, 062
Packages                                                                                Enable (062 Enable is
                                                                                        Exclusive, see X2)

                                  Optional Software            Non-exclusive            All Other Release Version
                                                                                        4.52 Software Modules
==================================================================================================================

Attachment E:  ENGINEERING CHANGE REQUEST PROCEDURE
ENGINEERING CHANGE PROCEDURE

The following procedures shall be used for engineering changes made by T/R or Minolta into the Deliverable or Minolta digital copier.

However, these procedures do not cover the changes in the specifications of the Deliverable agreed by both parties.

1. Minolta shall provide T/R with the engineering changes incorporated in the digital copier by the form of the service bulletin.

2. T/R shall notify Minolta, in writing, of all details (including description of the change, the reason for the change, effectivity of the change, parts description, and spare parts information) of any proposed Class I Change (as described below) prior to delivery of any Deliverable incorporating such change after Acceptance. Minolta shall have * (*) days after receipt of the foregoing information to accept or reject such change. No change shall be unreasonably rejected by Minolta. T/R shall not discontinue shipment of any Deliverable released by Minolta pending Minolta's approval of such Class I change without Minolta's prior written consent. T/R shall notify Minolta, in writing * (*) days prior to shipment, of all details of Class II changes, Class II Changes do not require approval of Minolta.

2-1.     Class I Change

         The term "Class I Change" shall mean an engineering change that affects one or more of the following items:
         (i)      Form (external appearance)
         (ii)     Fit (unit and/or spare parts interchangeability)
         (iii)    Function (unit and/or spare parts interface or specification)
         (iv)     Spare parts (not interchangeable)
         (v)      Special tooling (not interchangeable)
         (vi) Price changes due to Class I Change and/or Class II Change (unit and/or spare parts)

2-2.     Class II Change


* Confidential information has been omitted and filed separately with the Commission.

         The term "Class II Change" shall mean an engineering change not affecting the items described under Class I Change above.

3        Procedures

3-1. T/R shall inform Quality Assurance Division of Minolta by facsimile or mail of the need of a change by the form (ECR) attached with the T/R's signature in the column of ORIGINATOR.

3-2. Minolta shall reply for the acceptance or rejection of such change, to T/R within * weeks after the receipt of the ECR. And within the period Minolta may request T/R to send a sample of the new parts. In the event of any delay for such response by Minolta, Minolta will notify T/R of the reason of such delay and propose action plans. In the case that the response by Minolta has not been given to T/R within * (*) weeks after the receipt of the ECR, the change shall be deemed to be accepted by Minolta.

3-3. T/R shall proceed the implementation of such change after the receipt of Minolta's acceptance.

4.       Emergency Procedures

4-1. In the case that the urgent implementation of a change is needed, T/R shall inform Minolta of such change by facsimile, Minolta shall respond within * hours after the receipt of ECR from T/R.

4-2. In the case that the response of Minolta was not made to T/R within such period, the change shall be deemed to be accepted.

5.       ECR FORM

         ECR form shall be used for the changes as described in Item 2-1.

5-1. There are two types of ECR forms. One is complete ECR form with the columns of all necessary information shown in Fig. 1. The other is an ECR description sheet in Fig. 2. The description sheets may be used with the complete ECR form to provide additional information or illustrations.


* Confidential information has been omitted and filed separately with the Commission.

5-2.     ECR Form Description

         The content of each column is described below.
         The following item numbers correspond to the numbers in Fig. 1 and Fig. 2.

         (1)      MODEL:  is specified model name.
         (2)      SUBJECT:  represents proper contents of the change.
         (3) ECR NO is ECR identification assigned by T/R. All ECR numbers begin with a specified capital letter "E". And following three digits of number are added after each letter of the specified capital letter "E". For example, T/R's first ECR number commences from "E001".

         (4)      ORIGINATOR: is the name of person(s) of T/R in charge.

         (5)      DATE: is the date the ECR is issued.

         (6) DESCRIPTION OF CHANGE: The contents of the changes are described. Illustration or drawing showing the changing points may be attached. If another sheet is necessary, ECR description sheet (Form 2) shall be used.

         (7) REASON FOR CHANGE: A proper box of reason for change is checked.

                  PERFORMANCE IMPROVEMENT
                  COST REDUCTION
                  SAFETY
                  STANDARDIZATION OF PARTS
                  COMPATIBILITY WITH OTHER DELIVERABLE
                  OTHER (Specific reason is written in this column)

         (8)      CHANGE EFFECTIVITY
                  a. ESTIMATED: to describe both the estimated date and
                     serial number of the change.
                  b. FINAL: to describe the actual implementation date and
                     serial number.

         (9) MACHINE COST CHANGE: is either YES or NO dependent on if there is a

                  Deliverable cost change as a result of this ECR. In case of Yes, the price or the price difference is described in this column.

         (10) OTHER COST REQUIREMENTS: is either YES or NO dependent on if there is a cost requirement such as engineering cost, molding cost or others as a result of this ECR. In case of YES, the cost to be paid by T/R is described in this column.

         (11) - (17)
                  There are two blocks on the form which describing individual parts information, one is called OLD and the other NEW. OLD means the part as it exists on the Deliverable now. NEW means the part after modification. Each number in OLD block corresponds to the same number in NEW block.

         (11) PART NO.: is T/R's part number for the part to be changed. REF.PART NO. column remains blank. In case of parts addition, a horizontal line should be drawn through the row in the "old" block corresponding to that part. In case of parts deletion, a horizontal line should be drawn through the row in the "new" block corresponding to that part.

         (12) PART NAME: is the part name in accordance with the parts manual issued by T/R.

         (13) QTY: refers to the quantity of that part used in the one unit of the Deliverable.

         (14) FIG/IND: is figure number and index number in parts manual of T/R. Edition number of the parts manual is entered in the blank after the letters "PM".

         (15) REMARKS: can be used for extra information concerning the part.

         (16) COST" is the price per part in US$ if there are changes in part price as a result of this ECR. A US$ sign should be put in the cost column to clarify the unit. The price difference is indicated in the parenthesis with + or -. e.g. US$40 (+US$1.00).

         (17) P.I.A.: refer to the three boxes which are located in the middle of the form. The most suitable code will be selected and entered in each column.

                  a. In the "P" column, the purpose of the change will be indicated.
                          A:  add
                          B:  delete
                          C:  change
                          D:  QTY change

                  b. In the "I" column, the code for the interchangeability of the new part with the old is indicated. This code means how the new and old part can be used on the new and old Deliverable.

                          A: Both new and old parts can be used for both
                             Deliverable after and before modifications.
                             This is the case that the parts have fully mutual interchangeability.

                          B: New part can be used for the Deliverable
                             before modification, and Old part can not be used for the Deliverable after modification.

                          C: New part can be used for the Deliverable
                             after modification, and can not be used for the Deliverable before modification. However, old part can be used for both Deliverables before and after modifications.

                          D: New part can only be used for the
                             Deliverable after modification. Old part can only be used for the Deliverable before modification.

                  c. In the "A" column, either Y (YES) or N (No) for indicating the necessity of the artwork change for the new part will be written.

                          Y: artwork change is necessary
                          N: artwork change is not necessary

         (18) REPLY: in reply to T/R ECR, the ACCEPT or REJECT box is checked by Minolta with Minolta's person's signature and date.

         (19) REASON FOR NOT ACCEPT: when the REJECT box is checked, its reason should be described in this column.

Fig. 1


                        ENGINEERING CHANGE REQUEST (ECR)

MODEL: #   (1)           SUBJECT:     (2)                                                 ECR NO.:    (3)


ORIGINATOR: (4)          APP'D       CHECK'D       DESIGN'D         APPROVAL (INTERNAL):         DATE:

DATE:  (5)


DESCRIPTION OF CHANGE:     (6)                                                            REASON FOR CHANGE:
                                                                                                        (7)
                                                                                          [ ]  PERFORMANCE
                                                                                               IMPROVEMENT
                                                                                          [ ]  COST REDUCTION
                                                                                          [ ]  SAFETY
                                                                                          [ ]  STANDARDIZATION
                                                                                               OF PARTS
                                                                                          [ ]  COMPATIBILITY
                                                                                               WITH OTHER
                                                                                               PRODUCTS
                                                                                          [ ]  OTHER

CHANGE EFFECTIVITY:   (8)                                           MACHINE COST          OTHER COST REQUIREMENT
(ESTIMATED)                  (FINAL)                                CHANGE:   (9)         ENG./MOLD/OTHER:   (10)
DATE: ____________  DATE: ____________    [ ] WILL BE INFORMED      [ ]   YES ->          [ ]   YES ->
                                                     BY             [ ]   NO              [ ]   NO
S/N: ____________   S/N: _____________        SERVICE BULLETIN

PURPOSE:   (P)        INTERCHANGEABILITY: (I)
  A   ADD                                        [X] OLD PART        [ ] NEW PART             ART WORK CHANGE:  (A)
  B   DELETE                                     [X] OLD MACHINE     [ ] NEW MACHINE
  C   CHANGE                   A           B          C                  D                          Y:   YES
  D   QTY CHANGE
  E   MIS ENTRY                                                                                     N:   NO
  F   OMISSION

       No.   REF. PART NO.         MINOLTA PART NO.    PART NAME         QTY.        FIG./IND.<- PMN             REMARKS
       1        (11)                                      (12)           (13)             (14)                    (15)
O      2
L      3
D      4
       5

       No.   REF. PART NO.         MINOLTA PART NO.    PART NAME         QTY.          COST (NET)           P    I     A
       1                                                                                  (16)              (1   7)
N      2
E      3
W      4
       5

REPLY:   (18)                                             REASON FOR NOT ACCEPT:
   [ ] ACCEPT    [ ] REJECT    [ ] NEW SHEET ISSUE            (19)
SIGN:
      -------------------------------------------------
DATE:
      -------------------------------------------------

Fig. 2

                        ENGINEERING CHANGE REQUEST (ECR)

MODEL: #  (1)              SUBJECT: (2)                        ECR NO.: (3)


DESCRIPTION OF CHANGE:     (6)